Exhibit 99.1

Sabalo Energy, LLC and

Sabalo Operating, LLC

Audited Combined Financial Statements

December 31, 2020 and 2019

TRANBARGER FHK, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

Sabalo Energy, LLC and Sabalo Operating, LLC

Audited Combined Financial Statements

December 31, 2020 and 2019

Contents

Audited Combined Financial Statements

Independent Auditor’s Report	2

Combined Balance Sheets	3

Combined Statements of Operations	4

Combined Statements of Members’ Equity	5

Combined Statements of Cash Flows	6

Notes to the Combined Financial Statements	7

TRANBARGER FHK, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

9501 Console Drive, Suite 200, San Antonio, TX 78229	(210) 614-2284

Independent Auditor’s Report

To the Members

Sabalo Energy, LLC and Sabalo Operating, LLC

Corpus Christi, Texas

We have audited the accompanying combined financial statements of Sabalo Energy, LLC and Sabalo Operating, LLC (collectively the “Company”), which comprise the combined balance sheets as of December 31, 2020 and 2019, and the related combined statements of operations, members’ equity, and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatements, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Sabalo Energy, LLC and Sabalo Operating, LLC as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Tranbarger FHK, PLLC

San Antonio, Texas

May 24, 2021

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

COMBINED BALANCE SHEETS

December 31,	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$19,818,849	$15,734,982
Time deposits	50,528	50,528
Accounts receivable	26,273,725	41,999,438
Other receivable	14,709	5,194,176
Prepaid expenses	180,710	162,008
Inventory	1,892,024	2,225,239
	48,230,545	65,366,371
Non-current assets
Oil and gas properties – successful efforts method, net	459,287,254	498,328,842
Property, plant, and equipment, net	1,297,062	1,323,257
Derivative asset, non-current	-	251,763

Total Assets	$508,814,861	$565,270,233

LIABILITIES AND MEMBERS' EQUITY
Current liabilities
Accounts payable	$12,140,217	$36,069,878
Accrued expenses	1,780,744	704,866
Revenue payables	13,518,466	23,888,285
Prepayments from non-operators	210,460	1,301,139
Derivative liability, current	33,219	9,280,912
Short term borrowings	203,040	184,061
	27,886,146	71,429,141
Non-current liabilities
Long-term debt, less deferred loan costs	146,549,943	164,109,725
Derivative liability, non-current	2,134,538	-
Accounts payable - related party	26,106,929	18,992,202
Asset retirement obligation	7,039,313	6,632,125
Total liabilities	209,716,869	261,163,193

Members' equity
Total members' equity	299,097,992	304,107,040

Total Liabilities and Members' Equity	$508,814,861	$565,270,233

See notes to the combined financial statements.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

COMBINED STATEMENTS OF OPERATIONS

Years Ended December 31,	2020	2019
REVENUES
Oil revenue	$110,063,067	$172,920,335
Gas revenue	1,012,677	1,608,151
Natural gas liquids revenue	2,177,265	3,678,973
Gain on sale of oil and gas properties	-	22,280,399
Total revenues, net	113,253,009	200,487,858

OPERATING EXPENSES
Production taxes	5,392,859	8,468,232
Lease operating expenses	40,110,007	36,867,094
Depreciation, depletion and amortization	80,163,820	62,877,771
Impairment of oil and gas properties	424,675	3,256,877
Abandonment of oil and gas properties	-	613,193
Accretion of asset retirement obligation	328,210	269,829
Selling, general and administrative	5,367,029	4,646,141
Total operating expenses	131,786,600	116,999,137

OPERATING INCOME (LOSS)	(18,533,591)	83,488,721

OTHER INCOME (EXPENSE)
Provision for uncollectible receivables	(11,406)	(5,330)
Gain (loss) on derivative instruments, net	20,931,965	(10,018,333)
Interest expense	(7,381,358)	(10,141,367)
Interest income	10,729	72,213
Loss on sale of property and equipment	(3,904)	-
Other income	(19,352)	-
Total other income (expense)	13,526,674	(20,092,817)

INCOME (LOSS) BEFORE INCOME TAXES	(5,006,917)	63,395,904

STATE INCOME TAX EXPENSE	2,131	1,484

NET INCOME (LOSS)	$(5,009,048)	$63,394,420

See notes to the combined financial statements.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

COMBINED STATEMENTS OF MEMBERS' EQUITY

Years Ended December 31, 2020 and 2019

Total Members' Equity
Balance at January 1, 2019	$240,712,620

Income from the year	63,394,420

Balance at December 31, 2019	304,107,040

Loss from the year	(5,009,048)

Balance at December 31, 2020	$299,097,992

See notes to the combined financial statements.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

COMBINED STATEMENTS OF CASH FLOWS

Years Ended December 31,	2020	2019
OPERATING ACTIVITIES
Net income (loss)	$(5,009,048)	$63,394,420
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Gain on sale of oil and gas properties	-	(22,280,399)
Loss on sale of property and equipment	3,904	-
Impairment and abandonment of oil and gas properties	424,675	3,870,070
Depreciation, depletion and amortization	80,163,820	62,877,771
Provision for uncollectible receivables	11,406	5,330
Amortization of loan costs	832,281	676,844
Accretion of asset retirement obligation	328,210	269,829
(Gain) loss on derivative instruments	(20,931,965)	10,018,333
Cash received (settled) on derivative instruments	14,070,573	(3,375,073)
Changes in:
Receivables	20,893,774	(6,110,830)
Prepaid expenses	(18,702)	72,063
Inventory	333,215	748,094
Accounts payable and accrued expenses	(13,883,990)	(173,168)
Accounts payable related party	7,114,727	34,272,408
Prepayment by non-operators	(1,090,679)	1,277,132
Net cash provided by operating activities	83,242,201	145,542,824

INVESTING ACTIVITIES
Acquisition of oil and gas properties - Note 14	-	(7,192,953)
Proceeds from sale of oil and gas properties	-	51,829,446
Capital expenditures on oil and gas properties	(60,747,216)	(188,618,539)
Proceeds from sale of property and equipment	2,000	-
Capital expenditures on property and equipment	(40,034)	(54,396)
Net cash used in investing activities	(60,785,250)	(144,036,442)

FINANCING ACTIVITIES
Advances on long-term debt	-	10,000,000
Payments on long-term debt	(18,000,000)	(15,000,000)
Advances on short-term borrowings	298,754	351,732
Payments on short-term borrowings	(279,775)	(276,506)
Loan costs paid	(392,063)	(693,750)
Net cash used in financing activities	(18,373,084)	(5,618,524)

Net increase (decrease) in cash and cash equivalents	4,083,867	(4,112,142)

Cash and cash equivalents at beginning of year	15,734,982	19,847,124

Cash and cash equivalents at the end of the year	$19,818,849	$15,734,982

See notes to the combined financial statements.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

1.       NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Sabalo Energy, LLC and Sabalo Operating, LLC (collectively the “Company”) were formed to focus on leasing, acquiring, drilling, operating, and developing oil and gas properties in the United States. The Company primarily operates in Texas.

Basis of Preparation

These combined financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) as codified by the Financial Accounting Standards Board (“FASB”) in its Accounting Standards Codification (“ASC”). The accounting policies set out below have been applied in preparing the combined financial statements for the years ended December 31, 2020 and 2019.

Principles of Combination

Sabalo Operating, LLC (“Operating”) is the operator of record on all properties owned by Sabalo Energy LLC (“Energy”) under the Joint Operating Agreement (“JOA”) between all working interest owners of each property. As operator, Operating is responsible under the JOA to drill wells, maintain production, pay for costs to drill and operate wells, collect revenues and distribute revenues as approved by the owners, including Energy and other third parties. Additionally, Energy has executed a Management Agreement whereby Operating provides services to develop the properties, pay the costs, collect revenues and distribute to owners. Due to this relationship, the combined financial statements include the financial information of Sabalo Energy, LLC, Sabalo Operating, LLC and Sabalo Energy, Inc. Sabalo Energy, Inc. is the .01% general owner of Sabalo Energy, LLC. Energy and Operating are effectively 100% owned by Sabalo Holdings, LLC. All intercompany amounts have been eliminated upon combination.

Use of Estimates

The preparation of combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that these estimates and assumptions provide a reasonable basis for the fair presentation of the combined financial statements. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the estimate of the fair value of the derivative asset/liability.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

1.       NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Additionally, significant estimates include volumes of oil and natural gas reserves used in calculating depreciation and depletion of oil and gas properties, future net revenues, abandonment obligations, impairment of unproved evaluated properties, the collectability of outstanding accounts receivable, and contingencies. Oil and natural gas reserve estimates, which are the basis for unit-of-production depreciation and depletion, have numerous inherent uncertainties. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgement. Subsequent drilling results, testing, and production may justify revision of such estimates. Accordingly, reserve estimates are often different from the quantities of oil and natural gas that are ultimately recovered. In addition, reserve estimates are sensitive to changes in wellhead prices of crude oil and natural gas. Such prices have been volatile in the past and can be expected to be volatile in the future. The Company’s reserve estimates were determined by an independent petroleum engineering firm.

The significant estimates are based on current assumptions that may be materially affected by changes to future economic conditions, such as the market prices received for sales of oil and natural gas. Changes in these assumptions may materially affect these significant estimates in the near term.

Oil and Gas Properties

The carrying value of the Company’s oil and gas properties represents the cost to acquire or develop the asset, including any asset retirement obligations and capitalized interest, net of accumulated depreciation, depletion and amortization “DD&A”) and any impairment charges. For assets acquired, the cost of oil and gas properties are based on fair values at the acquisition date. Asset retirement obligations and interest costs incurred in connection with qualifying capital expenditures are capitalized and amortized over the lives of the related assets.

The Company uses the successful efforts method to account for its oil and gas properties. Under this method, the Company capitalizes costs of acquiring properties, costs of drilling successful exploration wells and development costs. The costs of exploratory wells are initially capitalized pending a determination of whether proved reserves have been found. If proved reserves have been found, the costs of exploratory wells remain capitalized. Otherwise, the Company charges the costs of the related wells to expense. In some cases, a determination of proved reserves cannot be made at the completion of drilling, requiring additional testing and evaluation of the wells. The Company generally expenses the costs of such exploratory wells if a determination of proved reserves has not been made within a 12-month period after drilling is complete.

The Company determines depreciation and depletion of oil and gas properties by the unit-of-production method. It amortizes acquisition costs over total proved reserves, and capitalized development and successful exploration costs over proved developed reserves.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

1.       NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Proved oil and gas reserves are those quantities of oil and gas which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible – from a given date forward, for known reservoirs, and under existing economic conditions, operating methods, and government regulations – prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The Company has proved oil and gas reserves for which the determination of economic productivity is subject to the completion of major additional capital expenditure as of December 31, 2020 which totaled $772 million.

The Company performs impairment tests with respect to its proved properties whenever events or circumstances indicate that the carry value of property may not be recoverable. If there is an indication the carrying amount of the asset may not be recovered due to declines in current and forward prices, significant changes in reserve estimates, changes in management’s plans, or other significant events, management will evaluate the property for impairment. Under the successful efforts method, if the sum of the undiscounted cash flows is less than the carrying value of the proved property, the carrying value is reduced to estimated fair value and reported as an impairment charge in the period. Individually proved properties are grouped for impairment purposes at the lowest level for which there are identifiable cash flows, which is generally on a field by field basis. The impairment test incorporates a number of assumptions involving expectations of future cash flows which can change significantly over time. These assumptions include estimates of future product prices, contractual prices, estimates of risk-adjusted proved oil and gas reserves and estimates of future operating and development costs.

A portion of the carrying value of the Company’s oil and gas properties is attributable to unproved properties. The unproved amounts are not subject to DD&A until they are classified as proved properties. Capitalized costs attributable to the properties become subject to DD&A when proved reserves are assigned to the property.

If the exploration efforts are unsuccessful, or management decides not to pursue development of these properties as a result of lower commodity prices, higher development and operating costs, contractual conditions or other factors, the capitalized costs of the related properties would be expensed. The timing of any write-downs of these unproved properties, if warranted, depends upon management’s plans, the nature, timing and extent of future exploration and development activities and their results. In 2020 and 2019, impairment on unproved property of $424,675 and $3,870,070, respectively was recognized.

Property, Plant and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. Improvements or betterments of a permanent nature are capitalized. Expenditures for maintenance and repairs are charged to expense when incurred. The cost of assets retired or otherwise disposed of, and the related accumulated depreciation, are eliminated from the accounts in the year of disposal. Gains or losses resulting from property disposals are credited or charged to current operations.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

1.       NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years. Such rates are calculated to reduce the cost of assets to their estimated residual values over their expected useful lives. The expected useful lives of property, plant and equipment are reviewed annually.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits held with banks and other short-term highly liquid investments with original maturities of three months or less.

Time Deposits

Time deposits are certificates of deposit held for collateral for a letter of credit amounting to $50,528 as of December 31, 2020 and 2019. No balance is outstanding on the letter of credit as of December 31, 2020 or 2019.

Prepaid Expenses

Prepaid expenses represent payments for insurance, software, and deposits on well studies that will benefit future periods. Prepaid expenses totaled $180,710 and $162,008 as of December 31, 2020 and 2019, respectively.

Accounts Receivable

Accounts receivable are stated net of a provision for amounts estimated to be uncollectible. Accounts receivable primarily consist of accrued revenues from oil and gas sales and amounts due from other working interest owners. The Company routinely assesses the recoverability of all material receivables to determine their collectability. The Company creates a provision against a receivable when, based on the judgment of management, it is likely that a receivable will not be collected and the amount of such provision may be reasonably estimated. No allowance for doubtful accounts was considered necessary as of December 31, 2020 and 2019.

Inventory

Inventories are carried at the lower of cost or market and consisted of the following at December 31:

	2020	2019
Crude oil held-for-sale	$445,142	$832,127
Materials used in oil and gas operations	1,154,147	700,527
Water used in oil and gas operations	292,735	692,585
	$1,892,024	$2,225,239

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

1.       NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Derivative Financial Instruments

The Company uses derivative contracts to hedge the effects of fluctuations in the prices of oil and natural gas. Such derivative instruments are accounted for in accordance with ASC 815, “Derivatives and Hedging,” which establishes accounting and disclosure requirements for derivative instruments and requires them to be measured at fair value and recorded as assets or liabilities in the combined balance sheets.

Under ASC 815, hedge accounting is used to defer recognition of unrealized changes in the fair value of such financial instruments, for those contracts which qualify as cash flow hedges, as defined in the standard. The Company has not designated any of its derivative contracts as fair value or cash flow hedges. Accordingly, the changes in fair value of the contracts, as well as settlements received or paid, are included in the combined statement of income.

Accounts Payable and Accruals

Liabilities are recognized for amounts to be paid in the future for goods and services received, whether billed by the supplier or not.

Asset Retirement Obligations

The initial estimated asset retirement obligation related to property, plant and equipment is recorded as a liability at its fair value, with an offsetting asset retirement cost recorded as an increase to the associated property, plant and equipment. If the fair value of the recorded asset retirement obligation changes, a revision is recorded to both the asset retirement obligation and the asset retirement cost.

Revisions in estimated liabilities can result from changes in estimated inflation rates, changes in service and equipment costs and changes in the estimated timing of an asset’s retirement. Asset retirement costs are depreciated using a systematic and rational method similar to that used for the associated property and equipment. Accretion of the liability is recognized over the estimated productive life of the related assets.

Revenue Recognition

Under Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, (“ASC 606”), oil, natural gas and NGL sales revenues are recognized when control of the product is transferred to the customer, the performance obligations under the terms of the contracts with customers are satisfied and collectability is reasonably assured. All of the Company’s oil, natural gas and NGL sales are made under contracts with customers. The performance obligations for the Company’s contracts with customers are satisfied at a point in time through the delivery of oil and natural gas to its customers.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

1.       NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company typically receives payment for oil, natural gas and NGL sales within 30 days of the month of delivery. The Company’s contracts for oil, natural gas and NGL sales are standard industry contracts that include variable consideration based on the monthly index price and adjustments that may include counterparty-specific provisions related to volumes, price differentials, discounts and other adjustments and deductions.

The Company’s product types are as follows:

Oil Revenue – Under the Company’s oil sales contracts, the Company generally sells oil to the purchaser at or near the wellhead, and collects a contractually agreed upon index price, net of pricing and gathering and transportation differentials. The Company transfers control of the product to the purchaser at or near the wellhead and recognizes revenue based on the net price received.

Natural Gas and NGL Revenue – Under the Company’s natural gas sales contracts, the Company delivers and transfers control of natural gas to the purchaser at delivery points at or near the wellhead. The purchaser gathers and processes the natural gas and sells the resulting residue gas and NGLs. The Company receives its contractual portion of the proceeds for the sale of the residue gas and NGLs at an agreed upon index price, net of pricing differentials and applicable selling expenses including gathering, processing and fractionation costs. The Company recognizes revenue at the net price when control transfers to the purchaser.

The Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which the variable consideration is allocated entirely to a wholly unsatisfied performance obligation, as allowed under ASC 606. Under the Company’s oil, natural gas and NGL sales contracts, each unit of product delivered to the customer represents a separate performance obligation; therefore, future volumes are wholly unsatisfied and disclosure of the transaction price allocated to remaining performance obligations is not required.

Contract Balances – Under the Company’s product sales contracts, it has the right to invoice its customers once the performance obligations have been satisfied, at which point payment is unconditional. Accordingly, the Company’s product sales contracts do not give rise to contract assets or liabilities under ASC 606.

Prior-period Performance Obligations – The Company records revenue in the month production is delivered to the purchaser. However, settlement statements for certain natural gas and natural gas liquids sales may not be received for 30 to 90 days after the date production is delivered, and as a result, the Company is required to estimate the amount of production delivered to the purchaser and the price that will be received for the sale of the product. The Company records the differences between its estimates and the actual amounts received for product sales in the month that payment is received from the purchaser. The Company has existing internal controls for its revenue estimation process and related accruals, and any identified differences between its revenue estimates and actual revenue received historically have not been significant.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

1.       NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company is not a taxpaying entity for federal income tax purposes; accordingly, a provision for income taxes has not been recorded in the accompanying financial statements. Income or losses from disregarded entities are reflected in the member’s individual or corporate income tax returns. The Company does pay franchise taxes, which are considered income taxes under the authoritative guidance. The Company’s current year and prior three years tax returns remain open for examination by the taxing authorities.

The Company has adopted the provisions of FASB Accounting Standards Codification 740, Income Taxes (“ASC 740”), effective January 1, 2009. ASC 740 provides guidance regarding the recognition, measurement, presentation and disclosure in the financial statements of tax positions taken or expected to be taken on a tax return, including the decision whether to file or not to file in a particular jurisdiction.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk include cash, cash equivalents, short term loans and accounts receivable. The Company maintains its cash in bank deposit accounts; which, at times, may exceed the federally insured limits set forth by the Federal Deposit Insurance Corporation (“FDIC”). The Company monitors the financial condition of the institutions whereby these deposits are maintained and has not experienced any losses associated with its accounts. As of December 31, 2020, the Company has uninsured deposits totalling $21,277,609.

The Company’s financial condition, results of operations, and capital resources are highly dependent upon the prevailing market prices of, and demand for, oil and natural gas. These commodity prices are subject to wide fluctuations and market uncertainties due to a variety of factors that are beyond its control. These factors include the level of global demand for petroleum products, foreign supply of oil and gas, the establishment of and compliance with production quotas by oil-exporting countries, weather conditions, the price and availability of alternative fuels, and overall economic conditions, both foreign and domestic.

The Company cannot predict future oil and gas prices with any degree of certainty. Sustained weakness in oil and gas prices may adversely affect its financial condition and results of operations, and may also reduce the amount of net oil and gas reserves that the Company can produce economically. Similarly, any improvement in oil and gas prices can have a favorable impact on the Company’s financial condition, results of operations and capital resources.

The Company’s customer concentration may impact the Company’s overall credit risk, either positively or negatively, in that these entities may be similarly affected by changes in economic or other conditions affecting the oil and gas industry.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

1.       NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company manages credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

In the exploration, development and production business, production is normally sold to relatively few customers. Substantially all of the Company’s customers are concentrated in the oil and gas industry and revenue can be materially affected by current economic conditions, the price of certain commodities such as crude oil and natural gas and the availability of alternate purchasers. The Company believes that the loss of any of its major purchasers would not have a long-term material adverse effect on its operations.

Compensated Absences

Compensated absences for sick pay and personal time have not been accrued since they cannot be reasonably estimated. The Company’s policy is to recognize these costs when actually paid.

Advertising

The Company expenses all advertising costs as incurred, and such expenses were not significant for the years ended December 31, 2020 and 2019.

Contingent Revenue from Sale

The Company is entitled to contingent consideration in relation to the sale detailed at Note 14 if certain conditions are met over a three year period. The Company will recognize the amount earned into gain income upon the condition being met. No revenue will be recognized if the condition is not met.

Deferred Financing Costs

Deferred financing costs are stated at cost, net of amortization, and as a direct reduction from the carrying value of long term debt on the combined balance sheets. Amortization of deferred financing costs is computed using the straight line method over the life of the loan. Amortization of deferred financing costs of $832,281 and $676,844 was recorded for the years ended December 31, 2020 and 2019, respectively.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

1.       NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Values

As defined in FASB ASC Topic No. 820-10 Fair Value Measurements, fair value is the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC Topic No. 820-10 requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements. The statement requires fair value measurements be classified and disclosed in one of the following categories:

Level 1 – Inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access.

Level 2 – Inputs utilize other-than-quoted prices that are observable, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 – Inputs are unobservable and are typically based on our own assumptions, including situations where there is little, if any, market activity.

The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, accounts receivable, borrowings, accounts payable and accrued expenses, approximate their fair values because of the short maturity of these instruments and market rates of interest available to the Company. The valuation assumptions the Company has used to measure the fair value of its commodity derivatives were observable inputs based on market data obtained from independent sources and are considered Level 2 inputs (quoted prices for similar assets, liabilities and market-corroborated inputs).

Assets and liabilities measured at fair value on a recurring basis

Certain assets and liabilities are reported at fair value on a recurring basis in the combined balance sheets. The following methods and assumptions were used to estimate fair value:

Commodity derivative instruments. The fair value of commodity derivative instruments is derived using an income approach valuation model that utilizes market-corroborated inputs that are observable over the term of the derivative contract. The Company’s fair value calculations also incorporate an estimate of the counterparties’ default risk for derivative assets and an estimate of the Company’s default risk for derivative liabilities.

The Company believes that the majority of the inputs used to calculate the commodity derivative instruments fall within Level 2 of the fair value hierarchy based on the wide availability of quoted market prices for similar commodity derivative contracts. See Note 6 for additional information regarding the Company’s derivative instruments.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

1.       NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

The following table presents the Company’s assets and (liabilities) measured at fair value on a recurring basis:

	Level 1	Level 2	Level 3	Total Fair
	Inputs	Inputs	Inputs	Value
December 31, 2020
Derivative instruments, net	$-	$(2,167,757)	$-	$(2,167,757)

December 31, 2019
Derivative instruments, net	$-	$(9,029,149)	$-	$(9,029,149)

Statement of Cash Flows

Supplemental information on cash flows for the years ended December 31 were as follows:

	2020	2019
Property additions financed (paid) through accounts payable and through accruals	$19,339,612	$17,138,037
Interest paid	$6,549,077	$9,586,687
Asset retirement obligation net additions	$78,978	$954,371
Interest received	$10,729	$72,213

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

2.       OIL AND GAS PROPERTIES AND PROPERTY, PLANT AND EQUIPMENT

Gross balances of oil and gas properties and property, plant and equipment at December 31 were as follows:

			Total Oil	Property,
	Unproved	Proved	and Gas	Plant and
	Properties	Properties	Properties	Equipment
Balance at January 1, 2019	$132,472,608	$323,643,219	$456,115,827	$1,544,743
Property acquisition costs	8,805,851	-	8,805,851	54,396
Development costs	-	171,106,240	171,106,240	-
Properties sold	-	(29,549,047)	(29,549,047)	-
Transfer to proved properties	(68,214,483)	68,214,483	-	-
Balance December 31, 2019	73,063,976	533,414,895	606,478,871	1,599,139
Property acquisition costs	494,966	-	494,966	40,034
Development costs	-	40,991,616	40,991,616	-
Properties sold	-	-	-	(5,904)
Transfer to proved properties	(63,997,506)	63,997,506	-	-

Balance at December 31, 2020	$9,561,436	$638,404,017	$647,965,453	$1,633,269

Changes in accumulated depreciation, depletion and amortization for the years ended December 31 were as follows:

			Total Oil	Property,
	Unproved	Proved	and Gas	Plant and
	Properties	Properties	Properties	Equipment
Balance at January 1, 2019	$-	$41,459,519	$41,459,519	$218,551
Impairment and abandonment	3,870,070	-	3,870,070	-
Depreciation, depletion and amortization	-	62,820,440	62,820,440	57,331
Balance at December 31, 2019	3,870,070	104,279,959	108,150,029	275,882
Impairment and abandonment	424,675	-	424,675	-
Depreciation, depletion and amortization	-	80,103,495	80,103,495	60,325
Transfer to proved properties	(3,870,070)	3,870,070	-	-
Balance at December 31, 2020	424,675	188,253,524	188,678,199	336,207

Net assets at December 31, 2020	$9,136,761	$450,150,493	$459,287,254	$1,297,062

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

3.       ASSET RETIREMENT OBLIGATIONS

The change in asset retirement obligations for the years ended December 31, were as follows:

	2020	2019
January 1,	$6,632,125	$5,407,925
Additions	78,978	954,371
Accretion	328,210	269,829
Deletions	-	-

At December 31,	$7,039,313	$6,632,125

4.       ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following as of December 31:

	2020	2019
Revenue receivable	$18,392,374	$30,272,788
Joint interest receivables	5,968,571	9,614,145
Accrued revenue	1,912,780	2,112,505

Total accounts receivable	$26,273,725	$41,999,438

5.       GENERAL AND ADMINISTRATIVE

General and administrative expenses consisted of the following for the years ended December 31:

	2020	2019
Staff costs	$2,975,784	$2,535,083
Professional fees	982,101	1,181,264
Insurance	41,002	37,256
Communications	20,706	43,422
Occupancy	397,067	386,439
Travel and entertainment	69,640	149,796
Other	880,729	312,881

Total general and administrative	$5,367,029	$4,646,141

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

6.       DERIVATIVE FINANCIAL INSTRUMENTS

Objectives and Strategies for Using Derivative Instruments

The Company is exposed to fluctuations in oil and natural gas prices received for its production. Consequently, the Company believes it is prudent to manage the variability in cash flows on a portion of its oil and natural gas production. The Company utilizes a mix of collars, swaps, put and call options and similar derivative financial instruments to manage fluctuations in cash flows resulting from changes in commodity prices. The Company does not use these instruments for speculative or trading purposes.

Counterparty Risk and Offsetting

The use of derivative instruments exposes the Company to the risk that a counterparty will be unable to meet its commitments. While the Company monitors counterparty creditworthiness on an ongoing basis, it cannot predict sudden changes in counterparties’ creditworthiness. In addition, even if such changes are not sudden, the Company may be limited in its ability to mitigate an increase in counterparty credit risk.

Should one of these counterparties not perform, the Company may not realize the benefit of some of its derivative instruments under lower commodity prices while continuing to be obligated under higher commodity price contracts subject to any right of offset under the agreements. Counterparty credit risk is considered when determining the fair value of a derivative instrument; see Note 1 for additional information regarding fair value.

The Company executes commodity derivative contracts under master agreements with netting provisions that provide for offsetting assets against liabilities. In general, if a party to a derivative transaction incurs an event of default, as defined in the applicable agreement, the other party will have the right to demand the posting of collateral, demand a cash payment transfer or terminate the arrangement.

Financial Statement Presentation and Settlements

Settlements of the Company’s derivative instruments are based on the difference between the contract price or prices specified in the derivative instrument and a benchmark price, such as the NYMEX price. To determine the fair value of the Company’s derivative instruments, the Company utilizes present value methods that include assumptions about commodity prices based on those observed in underlying markets. See Note 1 for additional information regarding fair value.

Derivatives not Designated as Hedging Instruments

The Company records its derivative contracts at fair value in the combined balance sheets and records changes in fair value as a gain or loss on derivative contracts in the combined statements of income. Cash settlements are also recorded as a gain or loss on derivative contracts in the combined statements of income.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

6.       DERIVATIVE FINANCIAL INSTRUMENTS (continued)

In 2019 and 2020, the Company entered into swaps, basis swaps and collar contracts to reduce its exposure to price risk in the spot market for oil and natural gas. A collar is a combination of two options: a sold call and a purchased put. The sold call establishes the maximum price that the Company will receive for the contracted commodity volumes. The purchased put establishes the minimum price that the Company will receive for the contracted volumes. The contracts settle monthly and are scheduled to coincide with production equivalent to barrels (Bbl) per month. Cash settlement occurs monthly. No derivative contracts have been entered into for trading purpose.

None of the Company’s derivative contracts have been designated as fair value or cash flow hedges; accordingly mark-to-market accounting is used to recognize changes in the fair value of derivative contracts in the combined statements of income at each reporting date.

At December 31, 2020, the Company had the following open derivative assets (liabilities):

	Fair Value	Strike	Volume	Expire
Current Asset Fair Value
Crude Oil Collar:	$1,255,132		313,771 bbls	Mar 2021
Ceiling sold price (call)		$57.35
Floor purchase price (put)		52.50
Second floor purchase price (put)		42.50
Crude Oil Collar:	1,495,623		375,584 bbls	Sept 2021
Ceiling sold price (call)		58.40
Floor purchase price (put)		52.50
Second floor purchase price (put)		42.50
Crude Oil Collar:	747,808		187,791 bbls	Sept 2021
Ceiling sold price (call)		58.20
Floor purchase price (put)		52.50
Second floor purchase price (put)		42.50
Crude Oil Collar:	218,634		47,029 bbls	Dec 2021
Ceiling sold price (call)		59.60
Floor purchase price (put)		52.50
Second floor purchase price (put)		42.50

Total Current Asset Fair Value	$3,717,197

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

6.       DERIVATIVE FINANCIAL INSTRUMENTS (continued)

	Fair Value	Strike	Volume	Expire
Current Liability Fair Value
Crude Oil Collar:	$(549,634)		207,439 bbls	Dec 2021
Ceiling sold price (call)		$45.20
Floor purchase price (put)		40.00
Crude Oil Swap	(1,915,411)	41.89	282,457 bbls	Sept 2021
Crude Oil Basis Swap	(34,675)	0.80	313,771 bbls	Mar 2021
Crude Oil Basis Swap	(224,932)	0.05	305,205 bbls	Dec 2021
Natural Gas Swap	(31,019)	2.65	806,670 mmbtu	Oct 2021
Natural Gas Basis Swap	(994,745)	(1.16)	1,033,750 mmbtu	Dec 2021

Total Current Liability Fair Value	$(3,750,416)

Net Current Derivative Fair Value	$(33,219)

Non-Current Asset Fair Value
Natural Gas Collar:	$11,076		261,169 mmbtu	Mar 2022
Ceiling sold price (call)		$3.34
Floor purchase price (put)		2.90
Crude Oil Basis Swap	70,435	0.18	391,305 bbls	Mar 2022
Crude Oil Collar:	-		20,538 bbls	Sept 2022
Ceiling sold price (call)		47.50
Floor purchase price (put)		40.00

Total Non-Current Asset Fair Value	$81,511

Non-Current Liability Fair Value
Natural Gas Basis Swap	$(11,228)	$(0.28)	153,490 mmbtu	Mar 2022
Crude Oil Collar:	(257,101)		143,889 bbls	June 2022
Ceiling sold price (call)		45.50
Floor purchase price (put)		40.00
Crude Oil Swap	(1,731,451)	43.60	391,305 bbls	Mar 2022
Crude Oil Swap	(216,269)	41.23	36,798 bbls	June 2022

Total Non-Current Liability Fair Value	$(2,216,049)

Net Non-Current Derivative Fair Value	$(2,134,538)

The fair values of these financial instruments at December 31, 2020 were a loss of $2,167,757 and were included in derivative liabilities on the combined balance sheets.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

6.       DERIVATIVE FINANCIAL INSTRUMENTS (continued)

At December 31, 2019, the Company had the following open derivative assets (liabilities):

	Fair Value	Strike	Volume	Expire
Current Asset Fair Value
Natural Gas Collar:	$3,986		208,750 mmbtu	Mar 2020
Ceiling sold price (call)		$2.95
Floor purchase price (put)		2.20
Crude Oil Collar:	-		437,915 bbls	Sept 2020
Ceiling sold price (call)		65.50
Floor purchase price (put)		55.00
Crude Oil Collar:	-		247,472 bbls	Dec 2020
Ceiling sold price (call)		57.30
Floor purchase price (put)		55.00
Natural Gas Swap	71,597	2.80	127,220 mmbtu	Mar 2020
Natural Gas Swap	107,177	2.42	674,839 mmbtu	Oct 2020

Total Current Asset Fair Value	$182,760

Current Liability Fair Value
Crude Oil Swap	$(590,116)	$57.06	152,137 bbls	Mar 2020
Crude Oil Swap	(482,256)	57.82	183,273 bbls	June 2020
Crude Oil Collar:	(229,317)		437,925 bbls	Sept 2020
Ceiling sold price (call)		59.70
Floor purchase price (put)		55.00
Crude Oil Collar:	(720)		854,448 bbls	Dec 2020
Ceiling sold price (call)		58.30
Floor purchase price (put)		54.00
Crude Oil Basis Swap	(4,389,848)	(7.00)	547,500 bbls	Dec 2020
Crude Oil Basis Swap	(3,550,898)	(5.45)	549,000 bbls	Dec 2020
Crude Oil Basis Swap	(220,517)	0.30	310,923 bbls	Dec 2020

Total Current Liability Fair Value	$(9,463,672)

Net Current Derivative Fair Value	$(9,280,912)

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

6.       DERIVATIVE FINANCIAL INSTRUMENTS (continued)

	Fair Value	Strike	Volume	Expire
Non-Current Asset Fair Value
Crude Oil Collar:	$-		313,771 bbls	Mar 2021
Ceiling sold price (call)		$57.35
Floor purchase price (put)		52.50
Gas Basis Swap	494,258	(1.16)	433,735 mmbtu	Dec 2021

Total Non-Current Asset Fair Value	$494,258

Non-Current Liability Fair Value
Crude Oil Basis Swap	$(242,495)	$0.80	1,037,784 bbls	Mar 2021

Total Non-Current Liability Fair Value	$(242,495)

Net Non-Current Derivative Fair Value	$251,763

The fair values of these financial instruments at December 31, 2019 were a loss of $9,029,149 and were included in derivative assets and derivative liabilities on the combined balance sheets.

7.       SHORT TERM BORROWINGS

In October 2020, the Company entered into a notes payable for $298,754 with a premium finance company to finance its annual insurance premiums. The note matures in August 2021 and is non-interest bearing. The balance as of December 31, 2020 was $203,040. Imputing interest expense on the short-term borrowings is immaterial for the year ended December 31, 2020.

In October 2019, the Company entered into a note payable for $351,732 with a premium finance company to finance its annual insurance premiums. The note matured in August 2020 and was non-interest bearing. The balance as of December 31, 2019 was $184,061. Imputing interest expense on the short-term borrowings is immaterial for the year ended December 31, 2019.

8.       LONG-TERM DEBT

The Company’s long-term debt consisted of the following as of December 31:

	2020	2019
Line of credit	$147,000,000	$165,000,000
Unamortized deferred financing costs	(450,057)	(890,275)

Total carrying value of long-term debt	$146,549,943	$164,109,725

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

8.       LONG-TERM DEBT (continued)

The Company entered into a reserve based lending facility with certain financial institutions with aggregate commitments from the lenders totalling $150 million; collateralized by oil and gas properties located in the Howard County, Texas area. The interest rate is variable at LIBOR plus the applicable margin in effect, 4.25% at December 31, 2020. Interest is due monthly and principal is due at maturity, February 2022. The Company is subject to certain restrictive covenants, of which these include a current ratio and funded debt ratio. As of December 31, 2020, the Company is in compliance with all such covenants.

9.       RELATED PARTY TRANSACTIONS

Accounts Payable

Sabalo Operating, LLC provides operation services which include recordkeeping, management and accounting services for MB Minerals, LP, a related party due to common control. MB Minerals does not have a bank account so all funds earned are held by Sabalo Operating, LLC. The amounts due to MB Minerals, LP as of December 31, 2020 and 2019 were $26,106,929 and $18,992,202, respectively.

10.       MEMBERS’ EQUITY

Sabalo Energy, LLC (“Energy”) and Sabalo Operating, LLC (“Operating”) are effectively owned 100% by Sabalo Holdings, LLC (“Holdings”). Holdings has provided $40 million and $255 million in funding to Operating and Energy, respectively. No contributions or distributions were received by or made to Holdings in 2020 or 2019.

11.       COMMITMENTS AND CONTINGENCIES

Litigation – From time to time, the Company is subject to various legal proceedings arising in the ordinary course of business, including proceedings for which the Company may not have insurance coverage. While many of these matters involve inherent uncertainty, as of the report date, the Company does not currently have any claims or proceedings.

Drilling Rig Contract – The Company enters into drilling rig contracts to ensure availability of desired rigs to facilitate drilling plans. The Company has a short term operating lease for five wells which contains an early termination clause that requires the Company to potentially pay penalties to the third party should the Company cease drilling efforts. These penalties would negatively impact the Company's financial statements upon early contract termination. The contract runs for approximately three months and can be extended if desired.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

11.       COMMITMENTS AND CONTINGENCIES (continued)

Firm Sale and Transportation Commitments – The Company has committed to deliver, for sale or transportation, volumes of product under certain contractual arrangements that specify the delivery of substantially 100% of the production under a seven year acreage dedication effective October 5, 2017.

Federal and State Regulations – Oil and natural gas exploration, production and related operations are subject to extensive federal and state laws, rules and regulations. Failure to comply with these laws, rules and regulations can result in substantial penalties. The regulatory burden on the oil and natural gas industry increases the cost of doing business and affects profitability. The Company believes that it is in compliance with currently applicable federal and state regulations related to oil and natural gas exploration and production, and that compliance with the current regulations will not have a material adverse impact on the financial position or results of operations of the Company. These rules and regulations are frequently amended or reinterpreted; therefore, the Company is unable to predict the future cost or impact of complying with these regulations.

Environmental – The Company is subject to extensive federal, state and local environmental laws and regulations. These laws, among other things, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed in the period incurred. Liabilities for expenditures of a non-capital nature are recorded when environmental assessment or remediation is probable and the costs can be reasonably estimated. Such liabilities are generally undiscounted unless the timing of cash payments is fixed and readily determinable. Management believes no materially significant liabilities of this nature existed as of December 31, 2020 or 2019.

As of December 31, 2020 and 2019, the Company had no accrued commitments.

12.       OPERATING LEASES

The Company had one lease related to its office space in Corpus Christi, Texas, which expires in 2022. During 2020 and 2019, the Company incurred $357,200 and $351,034, respectively of rent expense related to this lease. Minimum future lease payments on non-cancellable operating leases are as follows:

Year ending December 31,
2021	$172,084
2022	$129,063

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

13.       EMPLOYEE BENEFIT PLAN

The Company provides post-retirement benefits to employees in the form of a 401(k) retirement plan. As of December 31, 2020, the Company offered a matching contribution equal to 100% of salary deferrals that do not exceed 3% of a participant’s compensation plus 50% of salary deferrals between 3% and 5%. The Company’s contributions to the plan for the years ended December 31, 2020 and 2019 were $87,528 and $90,381, respectively.

14.       SALE OF OIL AND GAS PROPERTY

In August 2019, the Company sold a large portion of their salt water disposal facilities located in Howard County, Texas. Costs associated with the properties sold were $29,549,047. The proceeds from the sale of these properties was $51,829,446. The sale resulted in a gain of $22,280,399. The Company now purchases their salt water disposal services from the new buyer. No revenue was generated by the salt water disposal facilities in 2020 or 2019. As part of the sales contract, the Company will receive contingency payments in the following years if they are able to gather specific amounts of water as follows for the twelve months ending June 30:

2021	Cumulative water gathered is greater than 38 million barrels	$3,500,000
2022	Cumulative water gathered is greater than 65 million barrels	$3,500,000

The water goal for 2020 was not attained so no contingency payment was received for the year ended December 31, 2020.

15.       DRILLING DEVELOPMENT AGREEMENT

On November 21, 2017, the Company entered into a Farmout and Development Agreement with Shad Permian, LLC (“Shad”). Based on the agreement, Shad agreed to fund 75% of the required capital expenditures the Company incurred on the participating wells in exchange for 55% of the net revenue for a specific period of time. Shad’s total commitment was approximately $225.2 million from inception to December 31, 2020. Shad participates in 27 wells operated by the Company and 29 wells operated by others owned by the Company in Howard County, Texas. All wells are developed and producing as of December 31, 2018. The Company maintains a drill company statement for Shad’s share of capital expenditures and net revenue on the participating wells. The amount owed to the Company from Shad included in accounts receivable totalled $2,362,860 and $2,906,367 as of December 31, 2020 and 2019, respectively. The amount owed by the Company to Shad included in revenues payable totalled $2,545,478 and $4,255,664 as of December 31, 2020 and 2019, respectively.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

16.      ACQUISITIONS

In November 2019, the Company completed an asset acquisition located in the Permian Basin, primarily located in Howard County, Texas from Callon Petroleum Operating Company for total cash consideration of $7,192,953. The Company acquired the seller’s working interest and net revenue interest in a total of 6 properties. Three of the properties were proved developed totaling $5,577,181 and three properties were proved undeveloped totaling $1,615,772.

17.      SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED)

Proved Oil and Gas Reserve Quantities

W.D. Von Gonten & Co. (“WDG”), the Company’s independent reserve engineers, estimated 100% of the Company’s proved reserves as of December 31, 2020 and 2019. In accordance with SEC regulations, the reserves as of December 31, 2020 and 2019 were estimated using the Realized Prices, which reflect adjustments to the Benchmark Prices for quality, certain transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the delivery point. The Company’s reserves are reported in three streams: oil, NGL and natural gas.

The SEC has defined proved reserves as the estimated quantities of oil, NGL and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. The process of estimating oil, NGL and natural gas reserves is complex, requiring significant decisions in the evaluation of available geological, geophysical, engineering and economic data. The data for a given property may also change substantially over time as a result of numerous factors, including additional development activity, evolving production history and a continual reassessment of the viability of production under changing economic conditions. As a result, material revisions to existing reserve estimates occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the subjective decisions and variances in available data for various properties increase the likelihood of significant changes in these estimates. If such changes are material, they could significantly affect future amortization of capitalized costs and result in impairment of assets that may be material.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

17.	SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED) (continued)

The following table disclosed changes in the estimated quantities of proved reserves, all of which are located in the state of Texas for 2020:

			Natural Gas
	Crude Oil	Natural Gas	Liquids	Total
	(MBbls)	(MMcf)	(MBbls)	(MBoe)

	(in thousands)
Proved developed and undeveloped reserves - Beginning of year - January 1, 2020	36,647	31,009	7,711	49,527
Revisions of previous estimates	(7,876)	(9,052)	(1,932)	(11,317)
Extensions and discoveries	32,495	29,989	8,174	45,667
Production	(2,618)	(1,803)	(288)	(3,207)

End of year - December 31, 2020	58,648	50,143	13,665	80,670

Proved developed reserves at beginning of year	20,006	18,388	4,599	27,670
Proved developed reserves at end of year	15,388	9,894	2,695	19,732

Proved undeveloped reserves at beginning of year	16,641	12,621	3,112	21,857
Proved undeveloped reserves at end of year	43,260	40,249	10,970	60,938

For the year ending December 31, 2020, the Company’s negative revision of 11,317 Mboe of previously estimated quantities consisted in performance revisions of proved developed producing wells and reduced ultimate recovery due to lower year-end prices resulting in uneconomic reserves in future periods.

For the year ending December 31, 2020, extensions and discoveries of 45,667 Mboe consisted of new horizontal proved undeveloped locations added in the Company’s Howard County, Texas acreage, offsetting recently drilled proved developed producing wells.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

17.	SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED) (continued)

The following table disclosed changes in the estimated quantities of proved reserves, all of which are located in the state of Texas for 2019:

			Natural Gas
	Crude Oil	Natural Gas	Liquids	Total
	(MBbls)	(MMcf)	(MBbls)	(MBoe)

	(in thousands)
Proved developed and undeveloped reserves - Beginning of year - January 1, 2019	19,464	12,435	3,572	25,109
Revisions of previous estimates	(1,987)	3,233	207	(1,242)
Extensions and discoveries	22,200	17,174	4,234	29,296
Production	(3,030)	(1,833)	(302)	(3,638)

End of year - December 31, 2019	36,647	31,009	7,711	49,527

Proved developed reserves at beginning of year	14,743	9,383	2,771	19,078
Proved developed reserves at end of year	20,006	18,388	4,599	27,670

Proved undeveloped reserves at beginning of year	4,721	3,052	801	6,031
Proved undeveloped reserves at end of year	16,641	12,621	3,112	21,857

For the year ending December 31, 2019, the Company’s negative revision of 1,242 Mboe of previously estimated quantities consisted in performance revisions of proved developed producing wells.

For the year ending December 31, 2019, extensions and discoveries of 29,296 Mboe consisted of new horizontal proved undeveloped locations added in the Company’s Howard County, Texas acreage, offsetting recently drilled proved developed producing wells.

Standardized Measure of Discounted Future Net Cash Flows

The standardized measure of discounted future net cash flows does not purport to be, nor should it be interpreted to present, the fair value of the oil, NGL and natural gas reserves of the property. An estimate of fair value would take into account, among other things, the value of proved properties and consideration of expected future economic and operating conditions.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

17.	SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED) (continued)

The estimates of future cash flows and future production and development costs as of December 31, 2020 and 2019 are based on the Realized Prices, which reflect adjustments to the Benchmark Prices for quality, certain transportation fees, geographical differentials, marketing or deductions and other factors affecting the price received at the delivery point. All Realized Prices are held flat over the forecast period for all reserve categories in calculating the discounted future net cash flows. In accordance with SEC regulations, the proved reserves were anticipated to be economically producible from the “as of date” forward based on existing economic conditions, including prices and costs at which economic producibility from a reservoir was determined. These costs, held flat over the forecast period, include development costs, operating costs, ad valorem and production taxes and abandonment costs after salvage. Future income tax expenses are computed using the appropriate year-end statutory tax rates applied to the future pretax net cash flows from proved oil, NGL and natural gas reserves, less the tax basis of the Company's oil and natural gas properties. The estimated future net cash flows are then discounted at a rate of 10%.

The following prices were used in the calculation of proved reserves and the standardized measure of discounted future net cash flows for the years ended December 31:

	Benchmark Prices
	2020	2019
Oil ($/Bbl)	$39.57	$55.69
Natural gas liquids ($/Bbl)	$16.63	$21.14
Natural gas ($/MMBtu)	$1.98	$2.57

	Realized Prices
	2020	2019
Oil ($/Bbl)	$38.45	$53.01
Natural gas liquids ($/Bbl)	$16.42	$17.26
Natural gas ($/MMBtu)	$0.89	$1.08

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

17.	SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED) (continued)

The following table presents the standardized measure of future net cash flows related to estimated proved oil and natural gas reserves together with changes therein:

	2020	2019

	(In thousands)
Future cash inflows	$2,524,116	$2,109,336
Future production costs	(1,018,511)	(824,105)
Future development costs	(772,141)	(334,586)
Future income tax - state	(13,252)	(11,074)
Future net cash flows	720,212	939,571
10% discount for estimated timing of cash flows	(405,261)	(405,065)

Standard measure of discounted future net cash flows	$314,951	$534,506

It is not intended that the FASB’s standardized measure of discounted future net cash flows represent the fair market value of the Company’s proved reserves. The Company cautions that the disclosures shown are based on estimates of proved reserve quantities and future production schedules which are inherently imprecise and subject to revision, and the 10% discount rate is arbitrary. In addition, prices and costs as of the measurement date are used in the determinations, and no value may be assigned to probable or possible reserves.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

17.	SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED) (continued)

The following table presents the changes in the standardized measure of discounted future net cash flows related to the proved oil and gas reserves of the Company for the years ended December 31:

	2020	2019

	(In thousands)
Standardized measure of discounted future net cash flows - beginning of year	$534,506	$383,457
Changes in the years resulting from:
Sales, less production costs	(67,750)	(132,872)
Revisions of previous quantity estimates	(140,084)	(28,820)
Extensions, discoveries and other additions	102,442	270,575
Net change in prices and production costs	(201,330)	(117,785)
Net change in estimated future development costs	20,624	10,175
Previously estimated development costs incurred during the period	15,453	83,757
Net changes in taxes	(1,775)	(2,562)
Accretion of discount	54,060	38,699
Timing difference and other	(1,195)	29,882

Standardized measure of discounted future net cash flows - end of year	$314,951	$534,506

Estimates of economically recoverable oil, NGL and natural gas reserves and of future net cash flows are based upon a number of variable factors and assumptions, all of which are, to some degree, subjective and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of oil, NGL and natural gas may differ materially from the amounts estimated.

18.	COVID-19 RISKS AND UNCERTAINTIES

On January 31, 2020, the Secretary of Health and Human Services declared a public health emergency in response to the spread of coronavirus disease 2019 (“COVID-19”). The COVID-19 pandemic and subsequent global recession are having significant effects on global markets, supply chains, businesses, and communities. Going forward, there may be additional negative impacts, including but not limited to losses of revenue, costs for emergency preparedness, or potential shortage of personnel. Management believes the Company is taking appropriate actions to mitigate the negative impacts of the COVID-19 pandemic. However, the full impact of COVID-19 is unknown.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

19.       SUBSEQUENT EVENTS

The Company has performed a review of subsequent events through May 24, 2021, which is the date the combined financial statements were available for issuance, and concludes there were no other events or transactions occurring during this period that required recognition or disclosure in the financial statements except as disclosed in the notes. Any events occurring after this date have not been factored into the combined financial statements being presented.

20.       RECENTLY ISSUED AUTHORITATIVE GUIDANCE

ASU 2016-02, “Leases (Topic 842).” In February 2016, the FASB amended existing guidance that requires lessees recognize the following for all leases (with the exception of short term leases) at the commencement date (1) A lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) A right-of-use asset, which is an asset that represents the lessee’s right to use or control the use of a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. Certain targeted improvements were made to align, where necessary: lessor accounting with the lessee accounting model and Topic 606, Revenue from Contracts with Customers. The amendments will be effective for financial statements issued for fiscal years beginning after December 15, 2021. The Company is currently evaluating the impact this change will have on the Company’s combined financial statements. Management believes it will have little impact on operating results but will create additional assets and debt obligations, primarily related to leased premises and equipment treated as operating leases under current GAAP.

ASU 2017-12, “Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities”. In August 2017, the FASB provided guidance to improve the financial reporting of hedging relationships to better portray the economic results of an entity's risk management activities in its financial statements. The amendments also simplify the application of the hedge accounting guidance. The amendments in this Update better align an entity's risk management activities and financial reporting for hedging relationships through changes to both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results. The amendments expand and refine hedge accounting for both nonfinancial and financial risk components and align the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements. The amendment will be effective for annual periods beginning after December 15, 2020 and is not expected to have a significant impact on the Company’s combined financial statements.